UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2015 (January 25, 2015)

ENERGY TRANSFER PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive office) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2015, Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), together with Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Regency Energy Partners LP, a Delaware limited partnership (“Regency”), Regency GP LP, a Delaware limited partnership and the general partner of Regency (“Regency GP”), and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., a Delaware limited partnership and indirect parent entity of Regency, Regency GP, ETP and ETP GP (“ETE”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Regency will merge with and into ETP (the “Merger”), with ETP continuing its existence under Delaware law as the surviving entity in the Merger. Following the recommendation of the conflicts committee of the board of directors of ETP’s managing general partner, the board of directors of ETP’s managing general partner approved and agreed to submit the Merger Agreement to a vote of the ETP unitholders and to recommend that the ETP unitholders adopt the Merger Agreement. Following the recommendation of the conflicts committee of the board of directors of Regency’s managing general partner, the board of directors of Regency’s managing general partner approved and agreed to submit the Merger Agreement to a vote of Regency unitholders and to recommend that Regency’s unitholders adopt the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each common unit of Regency (each, a “Common Unit”) issued and outstanding or deemed issued and outstanding as of immediately prior to the Effective Time (excluding securities of Regency that are owned immediately prior to the Effective Time by Regency or its subsidiaries, which will be canceled and will cease to exist) will be converted into the right to receive (i) 0.4066 (the “Exchange Ratio”) common units of ETP (the “ETP Common Units”) representing limited partner interests in ETP (the “Unit Consideration”) and (ii) $0.32 in cash (the “Cash Consideration” and, together with the Unit Consideration, the “Merger Consideration”). Each Class F Unit of Regency (each, a “Class F Unit”) issued and outstanding as of immediately prior to the Effective Time will be deemed to have been converted into an equal number of Common Units, which will be converted into the right to receive the Merger Consideration. Each Series A Cumulative Convertible Preferred Unit of Regency (each, a “Series A Unit”) issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive a preferred unit representing a limited partner interest in ETP (each, an “ETP Preferred Unit”), a new class of units in ETP containing provisions substantially equivalent to the provisions of Regency’s partnership agreement establishing the Series A Units, including the same rights, preferences, privileges, powers, duties and obligations that the Series A Units had immediately prior to the closing.

ETP GP has also agreed to enter into an amendment to ETP’s partnership agreement (the “ETP Partnership Agreement Amendment”) at the Effective Time providing for, among other things, (i) the reduction by ETE, as the holder of ETP’s incentive distribution rights, of (x) $20 million in quarterly distributions in respect of such rights for four consecutive quarters commencing with the first quarter for which the related record date occurs on or following the closing and (y) $15 million in quarterly distributions in respect of such rights for 16 consecutive quarters thereafter, (ii) the creation and issuance of the ETP Preferred Units and (iii) a change in the definition of “Operating Surplus” to provide that such term shall include an amount equal to the operating surplus of Regency immediately prior to the Effective Time.

Except for phantom units of Regency (“Phantom Units”) held by the chief executive officer and the non-employee directors of Regency, which shall vest immediately prior to the Effective Time and convert into the right to receive the Merger Consideration, each Phantom Unit that is outstanding as of immediately prior to the Effective Time will cease to relate to or represent a right to receive Common Units and will be converted, at the Effective Time, into the right to receive (i) the Cash Consideration, (ii) an award of phantom units relating to ETP Common Units (a “Converted Phantom Unit Award”) on the same terms and conditions as were applicable to the corresponding award of Phantom Units, except that the number of ETP Common Units covered by such Converted Phantom Unit Award will be equal to the number of Common Units subject to the corresponding award of Phantom Units multiplied by the Exchange Ratio, rounded down to the nearest whole unit, and (iii) for any fractional Phantom Units not received as a result of the rounding down in clause (ii) above, a cash payment based on the closing price of an ETP Common Unit on the New York Stock Exchange (the “NYSE”) on the last trading day prior to the closing.

Each option to purchase Common Units granted under a Regency equity incentive plan (a “Unit Option”) that is outstanding and “in-the-money” as of immediately prior to the Effective Time, will be deemed to be exercised on a cashless basis and converted into the right to receive the Merger Consideration. Each Unit Option that is “out-of-the-money” as of immediately prior to the Effective Time will be cancelled and terminated for no consideration. In addition, each unit issued under the Regency Energy Partners LP Long-Term Incentive Cash Restricted Unit Plan (a “Cash Unit”) that is outstanding as of immediately prior to the Effective Time will, as of the Effective Time, be converted into the right to receive (i) the Cash Consideration and (ii) an award of restricted cash units relating to ETP Common Units on generally the same terms and conditions as were applicable to the corresponding award of Cash Units.

Both Regency and ETP have agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative business combinations. However, the board of directors of ETP’s managing general partner and the board of directors of Regency’s managing general partner each may, upon recommendation of their respective conflicts committees and subject to certain conditions, change its respective recommendation (i) in favor of the adoption of the Merger Agreement if, in connection with the receipt of an alternative proposal, it determines in good faith, after consultation with outside counsel, that the failure to effect such a change in recommendation would be inconsistent with its duties under ETP’s partnership agreement or Regency’s partnership agreement, as applicable, or applicable law or (ii) if, in connection with a material event, circumstance, change or development that arises or occurs after the date of the Merger Agreement and that was not reasonably foreseeable at the time of the Merger Agreement, it determines in good faith that the failure to effect such a change in recommendation would be inconsistent with its duties under ETP’s partnership agreement or Regency’s partnership agreement, as applicable, or applicable law.

The completion of the Merger is subject to satisfaction or waiver of customary closing conditions, including: (i) approval of the Merger Agreement by ETP’s unitholders, (ii) approval of the Merger Agreement by Regency’s unitholders, (iii) approval for listing of the ETP Common Units issuable as part of the Merger Consideration on the NYSE, (iv) there being no law or injunction prohibiting the consummation of the Merger, (v) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (vi) the effectiveness of a registration statement on Form S-4, (vii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (viii) compliance by the other party in all material respects with its covenants, (ix) the receipt by ETP of an opinion to the effect that for U.S. federal income tax purposes (A) neither ETP nor ETP GP will recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code of 1986, as amended (the “Code”)), (B) no gain or loss will be recognized by holders of ETP Common Units as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (C) at least 90% of the combined gross income of each of ETP and Regency for the most recent four complete calendar quarters ending before the closing date of the Merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code, (x) the receipt by Regency of an opinion to the effect that for U.S. federal income tax purposes, subject to certain exceptions, (A) Regency will not recognize any income or gain as a result of the Merger (other than any gain resulting from any actual or constructive distribution of cash, including any decrease in partnership liabilities pursuant to Section 752 of the Code), (B) the holders of Common Units will not recognize any income or gain as a result of the Merger (other than any gain resulting from any actual or constructive distribution of cash, including as a result of any decrease in partnership liabilities pursuant to Section 752 of the Code), and (C) at least 90% of the gross income of Regency for the most recent four complete calendar quarters ending before the closing date of the Merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code and (xi) the execution of the ETP Partnership Agreement Amendment.

ETP and Regency have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of ETP’s and Regency’s respective businesses between the date of the signing of the Merger Agreement and the closing date of the Merger and (ii) the efforts of the parties to cause the Merger to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act. Pursuant to the terms of the Merger Agreement, ETP and Regency have agreed to (including to cause their respective subsidiaries to) use their reasonable best efforts to resolve any objections that a governmental authority may assert under antitrust laws with respect to the Merger, and to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental authority with respect to the Merger, in each case, so as to enable the closing of the Merger to occur as promptly as practicable and in any event no later than on December 31, 2015, including offering, accepting and agreeing to (i) dispose or hold separate any part of ETP’s, Regency’s or their respective subsidiaries’ business, operations or assets, (ii) not compete in any geographic area or line of business, and (iii) restrict the manner in which, or whether, ETP, Regency or any of their respective subsidiaries may carry on business in any part of the world. Regency may not, without ETP’s prior written consent, commit to any disposal, hold separate, or other restriction related to its or its subsidiaries’ businesses, operations or assets.

The Merger Agreement contains certain termination rights for both ETP and Regency. The Merger Agreement further provides that, upon termination of the Merger Agreement, under certain circumstances, ETP may be required to reimburse Regency’s expenses up to $20 million or pay Regency a termination fee equal to $450 million less any previous reimbursements by Regency, or Regency may be required to reimburse ETP’s expenses up to $20 million or pay ETP a termination fee equal to $450 million less any previous reimbursements by ETP.

ETE and ETP have also agreed that until the Effective Time, termination of the Merger Agreement or a Parent Adverse Recommendation Change (as defined in the Merger Agreement), they will vote their respective limited partner interests in Regency in favor of approval of the Merger and the approval of any actions required in furtherance thereof. In addition, ETE has agreed that until the Effective Time, termination of the Merger Agreement or a Parent Adverse Recommendation Change, (i) it will vote its limited partner interests in ETP in favor of approval of the Merger and the approval of any actions required in furtherance thereof and (ii) ETE, as the sole member of, and holder of the limited liability company interests in, ETP’s managing general partner, will cause ETP GP to execute and deliver the ETP Partnership Agreement Amendment prior to the Effective Time.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about ETP, Regency or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ETP, Regency or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ETP’s or Regency’s public disclosures.

Cautionary Statement Regarding Forward-Looking Statements

This report includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. ETP and Regency cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of ETP to successfully integrate Regency’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by ETP and Regency with the Securities and Exchange Commission (the “SEC”), which are available to the public. ETP and Regency undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY WHEN IT BECOMES AVAILABLE. These documents (when they become available), and any other documents filed by ETP or Regency with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Regency at the following:

Energy Transfer Partners, L.P.	Regency Energy Partners LP
3738 Oak Lawn Ave.	2001 Bryan Street, Suite 3700
Dallas, TX 75219	Dallas, TX 75201
Attention: Investor Relations	Attention: Investor Relations
Phone: 214-981-0700	Phone: 214-840-5477

Participants in the Solicitation

ETP, Regency and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of ETP is contained in ETP’s Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 27, 2014. Information regarding the directors and executive officers of Regency is contained in Regency’s Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 27, 2014. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement/prospectus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 25, 2015, by and among Energy Transfer Partners, L.P., Energy Transfer Partners, GP, L.P., Regency Energy Partners LP, Regency GP LP and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner
	By:	Energy Transfer Partners, L.L.C., its general partner
Date: January 26, 2015

	By:	/s/ Thomas P. Mason
	Name:	Thomas P. Mason
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 25, 2015, by and among Energy Transfer Partners, L.P., Energy Transfer Partners, GP, L.P., Regency Energy Partners LP, Regency GP LP and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P..

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

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